Exhibit 99.1

FOR IMMEDIATE RELEASE
Wednesday, August 5, 2009

REHABCARE REPORTS SECOND QUARTER 2009 RESULTS

•	Diluted earnings per share attributable to RehabCare from continuing operations increases to $0.43 per share compared to $0.26 per share in the second quarter of 2008

•	Second quarter consolidated operating revenues increase 12.8% compared to the prior year quarter, driven by strong same store revenue growth across all divisions

•	Skilled Nursing Rehabilitation Services and Hospital Rehabilitation Services divisions continue to post healthy operating earnings margins

•	Hospital earnings impacted by soft performance at certain hospitals; division continues to implement operational improvements

ST. LOUIS, MO, August 5, 2009--RehabCare Group, Inc. (NYSE:RHB) today reported financial results for the quarter and six months ended June 30, 2009.  Comparative results for the quarter and six months follow.

	Second	First	Second	Six Months Ended
	Quarter	Quarter	Quarter	June 30,
Amounts in millions, except per share data	2009	2009	2008	2009	2008

Consolidated Operating Revenues	$205.2	$201.5	$181.9	$406.7	$362.0
Consolidated Operating Earnings	12.8	14.3	7.8	27.1	16.3
Consolidated Net Earnings from Continuing Operations	7.4	8.4	4.0	15.8	8.5
Gain (Loss) from Discontinued Operations, Net of Tax (a)	(0.9)	—	(0.2)	(0.8)	(0.2)
Consolidated Net Earnings	6.5	8.4	3.8	15.0	8.3
Net Losses Attributable to Noncontrolling Interests	0.4	0.3	0.7	0.5	0.7
Net Earnings Attributable to RehabCare	6.9	8.7	4.5	15.5	9.0
Diluted Earnings per Share Attributable to RehabCare:
Earnings from Continuing Operations, Net of Tax	0.43	0.48	0.26	0.91	0.52
Net Earnings	0.38	0.48	0.25	0.87	0.51

SRS Operating Revenues	123.8	123.1	114.5	246.9	226.9
SRS Operating Earnings	9.1	10.5	6.2	19.6	10.3

HRS Inpatient Operating Revenues	32.9	31.8	29.9	64.7	59.7
HRS Outpatient Operating Revenues	12.2	11.3	10.3	23.5	20.7
HRS Operating Revenues	45.1	43.1	40.2	88.2	80.4
HRS Operating Earnings	7.7	6.3	5.3	14.0	9.9

Hospital Operating Revenues	36.3	35.3	27.2	71.6	54.7
Hospital Operating Loss	(3.8)	(2.3)	(3.5)	(6.1)	(3.6)

(a)
The $0.9 million after-tax loss from discontinued operations in the second quarter of 2009 includes a $0.7 million loss on the sale of the Company’s Phase 2 Consulting business on June 1, 2009 and a $0.2 million after-tax loss from Phase 2’s discontinued operating activities.

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REHABCARE REPORTS SECOND QUARTER 2009 RESULTS                    Page 2

“We were pleased to again deliver a solid quarter of top and bottom line improvement over the prior year.  Our Skilled Nursing Rehabilitation Services (SRS) and Hospital Rehabilitation Services (HRS) divisions continued to generate healthy revenue growth and operating cash flow and achieved profit margins in line with our 2009 outlook,” said John H. Short, Ph.D, RehabCare President and Chief Executive Officer.
“The momentum of our Hospital operations was disrupted in the second quarter by softer performance at certain hospitals. However, we remain focused on implementing strategies for success in each of our hospital markets and anticipate the division will continue to respond with improved results in areas not meeting our expectations,” said Dr. Short.  “At the same time, we continue to evaluate opportunities to grow the division.  On June 30, we announced our joint venture ownership of Dallas LTAC Hospital, which moves us one step closer to achieving greater efficiencies and economies of scale within our hospital operations.”

Financial Overview of Second Quarter

Consolidated operating revenues for the second quarter of 2009 were $205.2 million, a 12.8% increase compared to $181.9 million in the 2008 second quarter.
Net earnings from continuing operations for the second quarter of 2009 were $7.4 million compared to $4.0 million in the 2008 second quarter.  Diluted earnings per share attributable to RehabCare from continuing operations for the second quarter of 2009 were $0.43 compared to $0.26 in the second quarter of 2008.
Consolidated net earnings attributable to RehabCare were $6.9 million, or $0.38 per diluted share, in the second quarter of 2009 compared to $4.5 million, or $0.25 per diluted share, in the prior year quarter. The $0.9 million after-tax loss from discontinued operations in the second quarter of 2009 includes a $0.7 million loss on the sale of the Company’s Phase 2 Consulting business on June 1, 2009 and a $0.2 million after-tax loss from Phase 2’s discontinued operating activities.
Operating revenues in the Skilled Nursing Rehabilitation Services division increased 8.1% from $114.5 million in the second quarter of 2008 to $123.8 million in the second quarter of 2009, primarily the result of a contract therapy same store revenue increase of 9.1%.  On June 30, 2009, SRS operated in 1,065 contract therapy locations compared to 1,053 locations at the end of the second quarter of 2008 and 1,063 locations at the end of the first quarter of 2009.  The Company signed 44 new contracts in the second quarter of 2009 compared to 46 in the second quarter of 2008.
The SRS division’s operating earnings were $9.1 million, or 7.4% of revenue, compared to $6.2 million, or 5.4% of revenue, in the second quarter of 2008.  The year-over-year gain is a result of improved operating performance and better leveraging of selling, general and administrative costs.
The Hospital Rehabilitation Services division’s second quarter 2009 operating revenues increased 12.1% to $45.1 million, compared to $40.2 million in the second quarter of 2008.  Inpatient operating revenues improved 10.2% and inpatient rehabilitation facility (IRF) same store discharges increased 5.9% compared to second quarter 2008.  The average number of inpatient programs increased by 1.3% and the average revenue per program increased 8.8% due to an improvement in IRF-subacute contract mix.  Outpatient operating revenues increased 17.7% as the average number of programs increased by 9.1% and same store revenues increased 12.4%.

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REHABCARE REPORTS SECOND QUARTER 2009 RESULTS                    Page 3

At June 30, 2009, HRS operated 156 programs compared to 154 at the end of the second quarter of 2008 and 158 programs at the end of the first quarter of 2009.  The division operated 111 IRF programs at the end of the 2009 second quarter compared to 113 at the beginning of the quarter and 107 a year ago. The division had two IRF openings and four closings during the second quarter and two signed but unopened IRF contracts at June 30.
HRS operating earnings increased by $2.3 million to $7.7 million, or 17.0% of revenue, in the second quarter of 2009 compared to $5.3 million, or 13.2% of revenue, in the 2008 second quarter.  The higher average number of IRF programs, increased revenue per program and strong same store growth contributed to year-over-year revenue and earnings improvement in the second quarter of 2009.
Operating revenues in the Hospital division for the second quarter of 2009 increased 2.7% sequentially to $36.3 million and same store discharges increased 10.3%.  The division incurred an operating loss of $3.8 million in the second quarter of 2009 compared to an operating loss of $2.3 million in the first quarter of 2009.  The $1.5 million sequential increase in operating losses was primarily due to lower revenue per patient day, a result of decreased case-mix index and higher unfunded days at certain hospitals and limiting admissions to achieve compliance with the 60% Rule in two of the Company’s IRFs.
With the acquisition of Dallas LTAC Hospital on June 30 and the opening of Greater Peoria Specialty Hospital on August 4, the division currently operates a total of 13 hospitals, including six IRFs and seven long-term acute care hospitals (LTACHs).

Balance Sheet and Liquidity

At June 30, 2009, the Company had approximately $23.6 million in cash and cash equivalents and $32.7 million in outstanding debt.  Net debt (outstanding debt less cash and cash equivalents) stood at $9.1 million at June 30, 2009 compared to $18.8 million at the end of the first quarter of 2009.  Days sales outstanding decreased to 60.9 days at June 30, 2009 from 63.9 days at March 31, 2009.
For the six months ended June 30, 2009, the Company generated cash from operations of $27.1 million and expended approximately $5.9 million for capital expenditures, principally related to information systems and equipment for the start-up of Greater Peoria Specialty Hospital.

Legislative Update

While post-acute bundling generated considerable debate during the first quarter, the focus today is on whether Congress will reach agreement on a health reform package.  The Company remains actively engaged in the healthcare debate and cautiously optimistic that a bill will surface before year end that would include both a physician fee schedule fix and an extension of the Part B Therapy Cap exception process, which expires December 31.
On July 31, the Centers for Medicare and Medicaid Services released final rules for FY2010 Medicare reimbursement.  The Company estimates a net 2.8% rate increase for its freestanding IRFs and a 1.4% net increase for its LTACHs.  The net 1.1% decrease for Skilled Nursing Facilities (SNFs) will likely result in some downward pricing pressure in the Company’s SRS division.

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REHABCARE REPORTS SECOND QUARTER 2009 RESULTS                    Page 4

Outlook

The Company will not be providing revenue and earnings per share guidance for 2009, but provides the following outlook, which takes into consideration the July 31 final Medicare rules:

•	The Company anticipates strong consolidated revenue and net earnings growth for the full year 2009.
•
The Skilled Nursing Rehabilitation Services division expects 6.5% - 7.5% operating earnings margins for the remainder of 2009, driven by 6% - 8% year-over-year same store revenue growth. The division also expects flat to modest unit growth in 2009.

•
The Hospital Rehabilitation Services division expects 15% - 17% operating earnings margin and flat unit growth for the remainder of 2009.  The division also anticipates 3% - 5% year-over-year growth in IRF same store discharges in 2009.

•
The Hospital division expects total year operating losses of $12.5 - $14.0 million, which includes approximately $3.0 million in merger and acquisition related costs.  For full year 2009, revenue is expected to be $155 - $165 million, driven by strong growth in mature and de novo hospitals, including the new LTACH in Dallas.  The Company continues to expect breakeven operating earnings run rate by the end of the first half of 2010.

•	The effective tax rate is anticipated to approximate 39% for 2009 after consideration of noncontrolling interests and equity income.
•	The Company expects continued strong operating cash flow with DSO in the range of 60 to 65 days.
•	Capital expenditures are anticipated to be approximately $6.0 million for the remainder of 2009, principally related to information systems investments.

Conclusion

“Our SRS and HRS colleagues are to be commended for an exceptional first half of the year.  We are well positioned to deliver on our revenue and earnings outlook for 2009 in both divisions.  I also want to recognize our Hospital division colleagues for their efforts to improve performance and for the progress we have made so far,” said Dr. Short.
“We are focused on providing greater value to each of our stakeholders during tough economic times and uncertainty surrounding healthcare reform.”

About RehabCare Group

Established in 1982 and headquartered in St. Louis, MO, RehabCare (www.rehabcare.com) is a leading provider of rehabilitation program management services in partnership with over 1,200 hospitals and skilled nursing facilities in 41 states.  The Company also operates freestanding rehabilitation hospitals and long-term acute care hospitals across the country.  RehabCare is included in the Russell 2000 and Standard and Poor’s Small Cap 600 Indices.

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REHABCARE REPORTS SECOND QUARTER 2009 RESULTS                    Page 5

RehabCare will host a conference call on August 6, 2009, beginning at 10:00 AM Eastern time.  Listeners may access the call by dialing (800) 640-9765, confirmation number 24844748, or in a listen-only mode through the Company’s website at http://www.rehabcare.com/investors/webcasts.htm.  A replay of the call will be available beginning at approximately noon Eastern Time tomorrow by dialing (877) 213-9653, confirmation number 24844748.  An online archive of the conference call will remain on the Company’s website for at least 21 days after the call.
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the Company’s current expectations and could be affected by numerous factors, risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Do not rely on forward-looking statements as the Company cannot predict or control many factors that affect its ability to achieve the results estimated.  The Company makes no promise to update any forward- looking statements as a result of changes in underlying factors, new information, future events or otherwise.

CONTACT: RehabCare Group, Inc.
Financial: Jay W. Shreiner, Chief Financial Officer
Press: Donna Lee, Office of the CEO
(314) 863-7422

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REHABCARE REPORTS SECOND QUARTER 2009 RESULTS                    Page 6

I. Condensed Consolidated Statements of Earnings
(Unaudited; amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008

Operating revenues	$205,164	$201,531	$181,899	$406,695	$362,003
Costs and expenses:
Operating	164,290	160,522	147,874	324,812	293,370
Selling, general and administrative	24,259	22,850	22,616	47,109	45,037
Depreciation and amortization	3,783	3,869	3,623	7,652	7,280
Total costs and expenses	192,332	187,241	174,113	379,573	345,687

Operating earnings	12,832	14,290	7,786	27,122	16,316

Interest income	4	15	38	19	75
Interest expense	(549)	(572)	(1,006)	(1,121)	(2,305)
Other income (expense), net	—	1	25	1	28
Equity in net income of affiliates	108	166	140	274	298

Earnings from continuing operations before income taxes	12,395	13,900	6,983	26,295	14,412
Income tax expense	4,965	5,503	2,975	10,468	5,904
Earnings from continuing operations	7,430	8,397	4,008	15,827	8,508
Gain (loss) from discontinued operations	(882)	51	(159)	(831)	(231)
Net earnings	6,548	8,448	3,849	14,996	8,277
Net loss attributable to noncontrolling interests	335	212	647	547	727
Net earnings attributable to RehabCare	$6,883	$8,660	$4,496	$15,543	$9,004

Amounts attributable to RehabCare:
Earnings from continuing operations	$7,765	$8,609	$4,655	$16,374	$9,235
Gain (loss) from discontinued operations	(882)	51	(159)	(831)	(231)
Net earnings	$6,883	$8,660	$4,496	$15,543	$9,004

Diluted EPS attributable to RehabCare:
Earnings from continuing operations	$0.43	$0.48	$0.26	$0.91	$0.52
Gain (loss) from discontinued operations	(0.05)	—	(0.01)	(0.04)	(0.01)
Net earnings	$0.38	$0.48	$0.25	$0.87	$0.51

Weighted average diluted shares	18,097	17,899	17,737	17,955	17,723

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REHABCARE REPORTS SECOND QUARTER 2009 RESULTS                    Page 7

II. Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Unaudited
	June 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$23,585	$27,373
Accounts receivable, net	141,153	139,197
Deferred tax assets	13,803	14,876
Other current assets	10,726	7,165
Total current assets	189,267	188,611

Property and equipment, net	41,656	37,851
Goodwill	173,462	171,365
Intangible assets	26,555	28,944
Investment in unconsolidated affiliate	4,751	4,772
Other assets	6,087	6,863
	$441,778	$438,406
Liabilities & Equity
Current portion of long-term debt	$5,615	$—
Payables & accruals	95,823	91,327
Total current liabilities	101,438	91,327

Long-term debt, less current portion	27,040	57,000
Other non-current liabilities	13,122	12,279
Stockholders’ equity	286,278	267,772
Noncontrolling interests	13,900	10,028
	$441,778	$438,406

III. Condensed Consolidated Statements of Cash Flows
(Unaudited; amounts in thousands)
	Six Months Ended
	June 30,
	2009	2008

Net cash provided by operating activities	$27,077	$18,623
Net cash used in investing activities	(6,866)	(14,388)
Net cash used in financing activities	(23,999)	(155)

Net increase (decrease) in cash and cash equivalents	(3,788)	4,080
Cash and cash equivalents at beginning of period	27,373	10,265
Cash and cash equivalents at end of period	$23,585	$14,345

Supplemental information:
Additions to property and equipment	$(5,881)	$(7,485)

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REHABCARE REPORTS SECOND QUARTER 2009 RESULTS                    Page 8
IV. Operating Statistics (Unaudited; dollars in thousands)

	Second	First	Second	Six Months Ended
	Quarter	Quarter	Quarter	June 30,
	2009	2009	2008	2009	2008
Skilled Nursing Rehabilitation Services
Operating revenues	$123,787	$123,148	$114,478	$246,935	$226,928
Operating expenses	100,134	98,998	93,867	199,132	186,938
Selling, general and administrative	12,967	12,017	12,730	24,984	26,213
Depreciation and amortization	1,578	1,678	1,720	3,256	3,507
Operating earnings	$9,108	$10,455	$6,161	$19,563	$10,270
Operating earnings margin	7.4%	8.5%	5.4%	7.9%	4.5%

Average number of contract therapy locations	1,068	1,074	1,061	1,071	1,058
End of period number of contract therapy locations	1,065	1,063	1,053	1,065	1,053

Patient visits (in thousands)	2,017	2,005	1,914	4,022	3,808

Hospital Rehabilitation Services
Operating revenues
Inpatient Rehabilitation Facility (IRF)	$31,257	$30,018	$27,482	$61,275	$54,802
Subacute	1,662	1,725	2,398	3,387	4,837
Total Inpatient	$32,919	$31,743	$29,880	$64,662	$59,639
Outpatient	12,178	11,323	10,344	23,501	20,766
Total HRS	$45,097	$43,066	$40,224	$88,163	$80,405
Operating expenses	31,007	30,634	28,306	61,641	57,495
Selling, general and administrative	5,806	5,490	5,931	11,296	11,565
Depreciation and amortization	624	646	676	1,270	1,396
Operating earnings	$7,660	$6,296	$5,311	$13,956	$9,949
Operating earnings margin	17.0%	14.6%	13.2%	15.8%	12.4%

Average number of programs
IRF	113	113	107	113	107
Subacute	9	9	13	9	14
Total Inpatient	122	122	120	122	121
Outpatient	36	36	33	36	33
Total HRS	158	158	153	158	154

End of period number of programs
IRF	111	113	107	111	107
Subacute	9	9	14	9	14
Total Inpatient	120	122	121	120	121
Outpatient	36	36	33	36	33
Total HRS	156	158	154	156	154

IRF discharges	11,359	10,999	10,309	22,358	20,585
Subacute discharges	792	857	734	1,649	1,529
Total Inpatient discharges	12,151	11,856	11,043	24,007	22,114

Outpatient visits (in thousands)	328	311	241	639	481

Hospitals
Operating revenues	$36,280	$35,317	$27,197	$71,597	$54,670
Operating expenses	33,149	30,890	25,701	64,039	48,937
Selling, general and administrative	5,351	5,224	3,796	10,575	6,969
Depreciation and amortization	1,581	1,545	1,227	3,126	2,377
Operating earnings (loss)	$(3,801)	$(2,342)	$(3,527)	$(6,143)	$(3,613)
Operating earnings margin	-10.5%	-6.6%	-13.0%	-8.6%	-6.6%

End of period number of facilities	12	11	10	12	10
Patient days	30,233	28,791	23,766	59,024	47,397
Discharges	1,817	1,647	1,467	3,464	2,959
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